UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 18, 2009
Date of Report (Date of earliest event reported)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)
PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

0-26366	23-2812193

(Commission File Number)	(IRS Employer Identification Number)

732 Montgomery Avenue, Narberth, Pennsylvania	19072

(Address of Principal Executive Office)	(Zip Code)
610-668-4700
(Issuer’s telephone number, including area code)
N/A
(Former Name or Former Address, if Change Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 18, 2009, Royal Bancshares of Pennsylvania, Inc. (“Royal”) received a letter from director Robert A. Richards, Jr., a Class II director of Royal, resigning from Royal’s board of directors. Mr. Richards also resigned as a director Royal Bank America, a wholly-owned banking subsidiary of Royal. Mr. Richards joined Royal’s board of directors in May 2008 and served as a member of the Nominating and Governance Committee of the board. Mr. Richards’ letter, a copy of which is attached hereto as Exhibit 99.1, includes the following statement: “As you know, I have been frustrated for an extended period of time since my recommendations and suggestions discussed at the board of directors meetings have not been given serious consideration as I would have hoped they would have. Therefore, it is appropriate that I resign my position from both Boards of Directors.” Royal encourages all directors, even those with differing opinions, to actively participate in the discussions and dialogue regarding the company’s ongoing business and operations.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:
99.1	Resignation letter received from director Robert A. Richards, Jr.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2009	ROYAL BANCSHARES OF PENNSYLVANIA, INC.
	By:	/s/ Robert R. Tabas
Robert R. Tabas
Chairman and Chief Executive Officer